UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

Commission file number 1-15117
On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1280679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
21 Corporate Drive, Suite 103, Clifton Park, NY (Address of principal executive offices)	12065 (Zip Code)

(518) 348-0099
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  REGULATION FD DISCLOSURE.

As previously reported, on March 28, 2008, On2 notified the American Stock Exchange (“AMEX”) that it would be unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”), due to the ongoing review by its audit committee of transactions arising from certain contracts with customers and questions arising with respect to the recognition of revenue that On2 had previously recognized in 2007 regarding those transactions.

On April 1, 2008, the AMEX issued a notice to On2, noting that timely filing of periodic reports is a requirement for continued listing under the continued listing standards of AMEX and stating that On2’s failure to timely file its 2007 10-K was in contravention of Sections 134 and 1101 of the AMEX Company Guide, and also constituted a material violation of On2’s listing agreement with the AMEX. In that notice, the AMEX invited On2 to present to the AMEX by April 15, 2008 a plan demonstrating the ability to file the 2007 10-K by June 30, 2008 and thereby regain compliance with the applicable AMEX requirements.

On2 submitted its proposed compliance plan to the AMEX on April 15, 2008, and on April 30, 2008, the AMEX notified On2 that the AMEX determined that the plan made a reasonable demonstration of On2’ s ability to regain compliance with the applicable AMEX listing standards and granted an extension of the filing deadline of the 2007 10-K to June 30, 2008. Accordingly, the listing of On2’s common stock on the AMEX will be continued under an extension, pending filing of On2’s 2007 10-K by June 30, 2008. On2’s failure to file the 2007 10-K by June 30, 2008 will likely cause the AMEX to initiate de-listing proceedings.

While the compliance plan is in effect, On2 is required to advise the AMEX of new developments regarding the ongoing inquiry, progress with respect to initiatives of the plan and to respond to any particular questions the AMEX may raise.

A copy of the AMEX notice regarding the acceptance of the plan is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 5, 2008, On2 issued a press release regarding this development, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

*     *     *

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise be subject to the liability provisions of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statements and Forward-Looking Statements

On2’s auditors have not completed their audit of On2’s financial statements for the year ended December 31, 2007. On2’s auditors will not be a position to complete the audit until On2’s audit committee completes its review of the transactions at issue. Depending on the outcome of that review, On2’s previously issued unaudited 2007 quarterly financial information could materially change.  As a result of these and other factors, On2’s past financial performance should not be relied on as an indication of future performance.

This report and the accompanying press release contain forward-looking statements concerning On2’s expectations, plans, objectives, future performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements with respect to expectations regarding the completion of the review discussed above, the completion by On2’s auditors of the audit for 2007, the filing of On2’s Annual Report following the audit and On2’s performance with respect to its AMEX compliance plan.

These forward-looking statements are only predictions, and actual events or results may differ materially. On2’s forward-looking statements are based on management’s beliefs and assumptions using information available at the time such statements are made. We cannot guarantee future results, levels of activity, performance or achievements.

We undertake no duty to update any of our forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, we caution readers not to place undue reliance on the forward-looking statements contained in this report or the press release.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Notice from American Stock Exchange, dated April 30, 2008
99.2	Press release, dated May 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON2 TECHNOLOGIES, INC.
(Registrant)

Date: May 6, 2008	By:	/s/ Matt Frost
Matt Frost
Executive Vice President

List of Exhibits:

Exhibit No.	Description

99.1	Notice from American Stock Exchange, dated April 30, 2008
99.2	Press release, dated May 5, 2008